UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 18, 2014

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-22759	71-0556208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas		72223
(Address of principal executive offices)		(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2014, the Board of Directors (“Board”) of Bank of the Ozarks, Inc. (“Company”) adopted and approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Restated Bylaws”), which became effective immediately upon their adoption. The Board adopted the Restated Bylaws primarily to strengthen the Company’s overall corporate governance and to update certain provisions related to the description of the Company’s management structure and governing law. The Restated Bylaws, among other things:

•	provide that any nominee for director who receives a greater number of “withhold” votes than “for” votes in an uncontested election shall tender to the Board his or her resignation as a director, such resignation to be effective upon acceptance by the Board (“plurality plus resignation”). The Nominating and Governance Committee will consider any resignation tendered under this policy and will recommend to the Board whether to accept or reject it. The Board will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and will publicly disclose its decision regarding the tendered resignation and, if rejected, its reasons for doing so, within 90 days following the certification of the election results;

•	revise the existing advance notice requirements pertaining to shareholder proposals intended to be brought before the annual meeting of shareholders to (1) specifically reference and pertain to shareholder nominations of directors, in addition to business proposals and (2) modify the deadline for delivery of the advance notice to lessen the time period in advance of the meeting by which notice must be received; provided, however, the revised advance notice requirements will not be applicable to shareholder proposals intended to be included in the Company’s proxy statement and that are properly brought pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, including the advance notice provisions required thereby;

•	revise the descriptions of the roles and duties of the various Company officers to better reflect the Company’s current management structure; and

•	delete provisions or references to the Arkansas Business Corporation Act of 1965, which has been superseded by the Arkansas Business Corporation Act of 1987 and other non-substantive changes.

The Board adopted the plurality plus resignation provision after engaging in significant discussions with certain Company shareholders regarding the Company’s prior voting standard for directors. Although the Company’s directors are still elected by a plurality vote, a director is now required to submit a resignation letter if such director receives a greater number of “withhold” votes than “for” votes in an uncontested election. With regard to any tendered resignation under the new policy and within 90 days following the certification of election results, the Board must publicly disclose its decision to either accept or reject the tendered resignation and, if rejected, its reasons for doing so.

In addition, the Board adopted revisions to the existing advance notice provision in order to provide clarity to shareholders regarding the process for shareholders to nominate persons to serve as directors of the Company or to submit other business to be brought before an annual meeting of shareholders (other than shareholder proposals properly brought pursuant to SEC Rule 14a-8). The Company’s previous advance notice provision did not reference director nominations and included a deadline that required shareholders to provide notice to the Company 120 days prior to the date of the Company’s proxy statement released to shareholders in connection with the previous year’s annual meeting. The Restated Bylaws provide that, to be timely, a shareholder’s notice to nominate a person for election as a director or to bring a business proposal before the annual meeting of shareholders must be received by the Company, not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Company’s Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Bank of the Ozarks, Inc. Amended and Restated Bylaws dated November 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: November 21, 2014	By:	/s/ Greg McKinney
Name: Greg McKinney Title: Chief Financial Officer and Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description

3.1	Bank of the Ozarks, Inc. Amended and Restated Bylaws dated November 18, 2014